Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES SECOND QUARTER RESULTS
–Achieved Record Consolidated Net Income and Free Cash Flow(1)
–Earnings Call to be Held Thursday, August 6, 2026 at 9:30 am CT
DALLAS, TX (August 5, 2026) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company,” “TPL,” “we,” “our,” or “us”), one of the largest land and royalty owners in the State of Texas with surface and royalty ownership that provides revenue opportunities through the support of energy production and related industries, today announced its financial and operating results for the second quarter of 2026.
“This quarter, we delivered record results across major financial and operating metrics and achieved significant milestones within our key growth initiatives,” said Tyler Glover, Chief Executive Officer of the Company. “TPL generated record revenue, net income, and free cash flow this quarter, supported by record oil and gas royalty daily production and produced water royalty volumes. Our unhedged commodity position allowed us to capture the full upside of this quarter’s elevated oil prices. We also disclosed our involvement with Project Kilby, a multi-gigawatt power generation and data center hub located in Reeves County. As part of that development, TPL is providing land and water resources. In addition, we acquired land in Shackelford and Jones Counties, Texas as we expand our data center and power generation efforts to areas beyond the immediate Permian Basin. Furthermore, we have completed construction and begun commissioning on our 10,000 barrel per day produced water desalination test facility in Orla, Texas. Our produced water desalination efforts represent a proprietary potential sustainable solution to mitigate produced water injection demands, while also providing numerous commercial opportunities to utilize the high-spec freshwater and concentrated brine output streams.”
Second Quarter 2026 Highlights

•Achieved record performance results, including:

◦Oil and gas royalty production of 39.7 thousand barrels of oil equivalent (“Boe”) per day

◦Produced water royalties revenue of $37.1 million and produced water royalty volumes of 4.9 million barrels (“bbl”) per day

◦Land and Resource Management segment revenues of $163.9 million

◦Consolidated revenues of $246.1 million

◦Consolidated net income of $153.9 million, or $2.23 per share (diluted)

◦Adjusted EBITDA(1) of $215.6 million

◦Free cash flow(1) of $155.5 million

•Water Services and Operations segment revenues of $82.2 million

•Completed construction and commenced commissioning of Phase 2B produced water desalination facility in Orla, Texas with anticipated capacity of 10,000 inlet barrels per day.

•Announced an agreement with a Chevron Corporation (NYSE: CVX) (“Chevron”) subsidiary to provide land and brackish water resources for Chevron’s recently announced development known as Project Kilby, involving a large-scale power generation facility Chevron is developing to support a customer data center in Reeves County, Texas.

•$110.2 million of aggregate land acquisitions in Shackelford and Jones Counties, Texas, in connection with our data center and power generation initiatives, and land in Winkler County, Texas.

•As of June 30, 2026, TPL’s royalty acreage had an estimated 5.6 net well permits, 9.5 net drilled but uncompleted wells (“DUCs”), and 3.4 net completed but not producing wells (“CUPs”), totaling 18.4 net wells.(2) TPL had 131.9 net producing wells as of June 30, 2026, and net producing wells added during the quarter had an average lateral length of approximately 10,438 feet.

•Quarterly cash dividend of $0.60 per share was paid on June 15, 2026

•On May 5, 2026, TPL’s board of directors (the “Board”) appointed Peter Doyle to the Board. Mr. Doyle is a co-founder and the Co-Chief Executive Officer of Horizon Kinetics, which, through various owned subsidiaries, is TPL’s largest stockholder.

Six Months Ended June 30, 2026 Highlights

•Oil and gas royalty production of 38.4 thousand Boe per day

•Water sales revenue of $86.6 million

•Produced water royalties revenue of $70.6 million

•Land and Resource Management segment revenues of $317.4 million

•Water Services and Operations segment revenues of $165.5 million

•Consolidated net income of $296.8 million, or $4.30 per share (diluted)

•Adjusted EBITDA(1) of $397.0 million

•Free cash flow(1) of $291.9 million

•$83.2 million of total cash dividends paid through June 30, 2026

(1) Reconciliations of non-GAAP performance measures are provided in the tables below.
(2) Total may not foot due to rounding.

Financial Results for the Second Quarter of 2026 - Sequential

The Company reported net income of $153.9 million for the second quarter of 2026 compared to net income of $142.9 million for the first quarter of 2026.

Total revenues for the second quarter of 2026 were $246.1 million compared to $236.8 million for the first quarter of 2026. The increase in total revenues was primarily due to a $27.4 million increase in oil and gas royalty revenue, a $6.3 million increase in easements and other surface-related income, and a $3.5 million increase in produced water royalties, partially offset by a $20.9 million change in land sales revenue and a $7.1 million decrease in water sales compared to the first quarter of 2026. The Company’s average realized price was $42.17 per Boe in the second quarter of 2026 compared to $37.06 per Boe in the first quarter of 2026, and the Company’s share of production was 39.7 thousand Boe per day for the second quarter of 2026 compared to 37.1 thousand Boe per day for the first quarter of 2026. Water sales decreased in the second quarter of 2026 compared to the first quarter of 2026 due to a decrease in water sales volumes, partially offset by an increase in average realized pricing. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $54.2 million for the second quarter of 2026 compared to $54.5 million for the first quarter of 2026. The decrease in operating expenses was principally related to a $2.7 million decrease in water service-related expenses, partially offset by a $2.6 million increase in depreciation, depletion and amortization expense during the second quarter of 2026 compared to the first quarter of 2026.

Financial Results for the Six Months Ended June 30, 2026 - Year Over Year

The Company reported net income of $296.8 million for the six months ended June 30, 2026 compared to net income of $236.8 million for the six months ended June 30, 2025.

Total revenues for the six months ended June 30, 2026 were $482.9 million compared to $383.5 million for the six months ended June 30, 2025. The increase in total revenues was primarily due to a $57.5 million increase in oil and gas royalty revenue, a $22.2 million increase in water sales, a $20.9 million increase in land sales, and a $12.2 million increase in produced water royalties, partially offset by a $13.5 million change in easements and other surface-related income during the six months ended June 30, 2026 compared to the same period of 2025. The Company’s share of production was 38.4 thousand Boe per day for the six months ended June 30, 2026 compared to 32.2 thousand Boe per day for the same period of 2025, and the Company’s average realized price was $39.72 per Boe for the six months ended June 30, 2026 compared to $37.10 per Boe for the same period of 2025. Water sales increased due to both increased water sales volumes and average realized pricing, and produced water royalties increased due to increased produced water volumes. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $108.7 million for the six months ended June 30, 2026 compared to $89.7 million for the same period of 2025. The increase in operating expenses was principally related to an increase of $6.3 million in water service-related expenses, a $5.0 million increase in depreciation, depletion and amortization, and an increase of $4.9 million in general and administrative expenses during the six months ended June 30, 2026 compared to the same period of 2025.

Quarterly Dividend Declared

On August 4, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per share, payable on September 15, 2026 to stockholders of record at the close of business on September 1, 2026.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, August 6, 2026 at 9:30 a.m. Central Time to discuss second quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13759099. The telephone replay will be available starting shortly after the call through August 20, 2026.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest land and royalty owners in the State of Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its land and royalty ownership provides revenue opportunities throughout the life cycle of a well. These revenue opportunities include providing pipeline, utility, wellbore, and commercial easements/leases; monetizing caliche and materials resources; supplying source and recycled/treated produced water for well completions; allowing access to subsurface pore space; granting produced water crossing rights; and monetizing oil and gas royalty and mineral interests.

Visit TPL at www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this news release are, and certain statements made on the related conference call may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect,” and similar expressions or the negative of such terms identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations, and prospects; statements regarding anticipated benefits of recent acquisitions or the Permian Basin’s future drilling inventory and energy resources; and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may differ materially from those set forth in the forward-looking statements due to a number of factors, including, but not limited to: the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the other risks discussed in TPL’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC’s website at www.sec.gov and TPL strongly encourages you to do so. These forward-looking statements are based only on information available to TPL and speak only as of the date hereof. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

Oil and Gas Activity

The table below provides financial and operational data by royalty stream:

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Company’s share of production volumes (1):
Oil (MBbls)	1,280	1,345	2,625	2,332
Natural gas (MMcf)	7,161	5,794	12,955	10,889
NGL (MBbls)	1,142	1,028	2,170	1,675
Equivalents (MBoe)	3,615	3,339	6,954	5,822
Equivalents per day (MBoe/d)	39.7	37.1	38.4	32.2

Oil and gas royalty revenue (in thousands):
Oil royalties	$119,273	$90,627	$209,900	$150,072
Natural gas royalties	2,618	9,803	12,421	22,135
NGL royalties	23,698	17,737	41,435	34,044
Total oil and gas royalties	$145,589	$118,167	$263,756	$206,251

Realized prices (1):
Oil ($/Bbl)	$97.55	$70.57	$83.73	$67.39
Natural gas ($/Mcf)	$0.40	$1.83	$1.04	$2.20
NGL ($/Bbl)	$22.44	$18.65	$20.64	$21.98
Equivalents ($/Boe)	$42.17	$37.06	$39.72	$37.10

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGL.
	Boe	One barrel of oil equivalent.
	MBbls	One thousand barrels of crude oil, condensate or NGL.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

Water Services and Operations Activity

The table below provides financial and operational data for water sales and produced water royalties:

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Water volumes (in MBbls) (1):
Water sales	60,343	73,747	134,090	115,159
Produced water royalties	443,337	414,450	857,787	722,205

Water volumes in barrels per day (in MBbls/d) (2):
Water sales	663	819	741	636
Produced water royalties	4,872	4,605	4,739	3,990

Water revenue (in thousands):
Water sales	$39,733	$46,863	$86,596	$64,390
Produced water royalties	$37,075	$33,529	$70,604	$58,437

(1)	MBbl = 1 thousand barrels of water.
(2)	MBbl/d = 1 thousand barrels of water per day.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Revenues:
Oil and gas royalties	$145,589	$118,167	$263,756	$206,251
Water sales	39,733	46,863	86,596	64,390
Produced water royalties	37,075	33,529	70,604	58,437
Easements and other surface-related income	23,662	17,315	40,977	54,448
Land sales	—	20,944	20,944	—
Total revenues	246,059	236,818	482,877	383,526

Expenses:
Salaries and related employee expenses	15,562	14,987	30,549	28,644
Water service-related expenses	11,570	14,287	25,857	19,577
General and administrative expenses	8,004	8,631	16,635	11,765
Depreciation, depletion and amortization	16,639	14,043	30,682	25,640
Ad valorem and other taxes	2,467	2,542	5,009	4,076
Total operating expenses	54,242	54,490	108,732	89,702

Operating income	191,817	182,328	374,145	293,824

Interest expense	(973)	(992)	(1,965)	—
Other income, net	2,854	2,228	5,082	9,561
Income before income taxes	193,698	183,564	377,262	303,385
Income tax expense	39,768	40,662	80,430	66,593
Net income	$153,930	$142,902	$296,832	$236,792

Net income per share of common stock
Basic	$2.23	$2.07	$4.30	$3.43
Diluted	$2.23	$2.07	$4.30	$3.43

Weighted average number of shares of common stock outstanding
Basic	68,974,580	68,959,013	68,966,839	68,952,087
Diluted	69,034,580	69,009,942	69,019,380	69,026,862

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$145,589	$—	$145,589	$118,167	$—	$118,167
Water sales	—	39,733	39,733	—	46,863	46,863
Produced water royalties	—	37,075	37,075	—	33,529	33,529
Easements and other surface-related income	18,278	5,384	23,662	14,449	2,866	17,315
Land sales	—	—	—	20,944	—	20,944
Total revenues	163,867	82,192	246,059	153,560	83,258	236,818

Expenses:
Salaries and related employee expenses	8,347	7,215	15,562	7,558	7,429	14,987
Water service-related expenses	—	11,570	11,570	—	14,287	14,287
General and administrative expenses	5,245	2,759	8,004	5,495	3,136	8,631
Depreciation, depletion and amortization	11,695	4,944	16,639	9,194	4,849	14,043
Ad valorem and other taxes	2,279	188	2,467	2,530	12	2,542
Total operating expenses	27,566	26,676	54,242	24,777	29,713	54,490

Operating income	136,301	55,516	191,817	128,783	53,545	182,328

Interest expense	(779)	(194)	(973)	(793)	(199)	(992)
Other income, net	2,140	714	2,854	1,581	647	2,228
Income before income taxes	137,662	56,036	193,698	129,571	53,993	183,564
Income tax expense	28,230	11,538	39,768	28,648	12,014	40,662
Net income	$109,432	$44,498	$153,930	$100,923	$41,979	$142,902

SEGMENT OPERATING RESULTS (Continued)
(dollars in thousands) (unaudited)

	Six Months Ended
	June 30, 2026			June 30, 2025
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$263,756	$—	$263,756	$206,251	$—	$206,251
Water sales	—	86,596	86,596	—	64,390	64,390
Produced water royalties	—	70,604	70,604	—	58,437	58,437
Easements and other surface-related income	32,727	8,250	40,977	48,827	5,621	54,448
Land sales	20,944	—	20,944	—	—	—
Total revenues	317,427	165,450	482,877	255,078	128,448	383,526

Expenses:
Salaries and related employee expenses	15,905	14,644	30,549	14,429	14,215	28,644
Water service-related expenses	—	25,857	25,857	—	19,577	19,577
General and administrative expenses	10,740	5,895	16,635	6,961	4,804	11,765
Depreciation, depletion and amortization	20,889	9,793	30,682	16,826	8,814	25,640
Ad valorem and other taxes	4,809	200	5,009	4,053	23	4,076
Total operating expenses	52,343	56,389	108,732	42,269	47,433	89,702

Operating income	265,084	109,061	374,145	212,809	81,015	293,824

Interest expense	(1,572)	(393)	(1,965)	—	—	—
Other income, net	3,721	1,361	5,082	7,572	1,989	9,561
Income before income taxes	267,233	110,029	377,262	220,381	83,004	303,385
Income tax expense	56,878	23,552	80,430	48,268	18,325	66,593
Net income	$210,355	$86,477	$296,832	$172,113	$64,679	$236,792

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with GAAP, we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA, and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest expense, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis.

The purpose of presenting Adjusted EBITDA is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. Additionally, Adjusted EBITDA is a metric used by the compensation committee of our Board to evaluate the Company’s performance in determining the short-term and long-term incentive compensation of our executive officers on an annual basis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation, less land sale with financing arrangement and pension curtailment and settlement gain, as applicable to the periods presented.

The purpose of presenting free cash flow is to provide investors a metric to measure the funds available for investing in future acquisitions and returning capital to our stockholders through dividends and share repurchases after current income tax expense and purchases of fixed assets. Additionally, free cash flow is a metric used by the compensation committee of our Board to evaluate the Company’s performance in determining the short-term and long-term incentive compensation of our executive officers. To calculate free cash flow, net income is adjusted by adding back income tax expense, depreciation, depletion and amortization and employee share-based compensation, less current income tax expenses, land sale with financing arrangement, purchases of fixed assets and pension curtailment and settlement gain, as applicable to the periods presented.

We have presented EBITDA, Adjusted EBITDA, and free cash flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance, ability to fund future acquisitions, ability to return capital to our stockholders and explaining how our executive officers are compensated. Our definitions of EBITDA, Adjusted EBITDA, and free cash flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended June 30, 2026 and March 31, 2026 and for the six months ended June 30, 2026 and June 30, 2025 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Net income	$153,930	$142,902	$296,832	$236,792
Add:
Interest expense	973	992	1,965	—
Income tax expense	39,768	40,662	80,430	66,593
Depreciation, depletion and amortization	16,639	14,043	30,682	25,640
EBITDA	211,310	198,599	409,909	329,025
Add (deduct):
Employee share-based compensation	4,279	3,742	8,021	6,568
Land sale with financing arrangement	—	(20,944)	(20,944)	—
Adjusted EBITDA	$215,589	$181,397	$396,986	$335,593

The following table presents a reconciliation of net income to free cash flow for the three months ended June 30, 2026 and March 31, 2026 and for the six months ended June 30, 2026 and June 30, 2025 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026	June 30, 2025
Net income	$153,930	$142,902	$296,832	$236,792
Add (deduct):
Income tax expense	39,768	40,662	80,430	66,593
Depreciation, depletion and amortization	16,639	14,043	30,682	25,640
Employee share-based compensation	4,279	3,742	8,021	6,568
Current income tax expense	(38,161)	(37,078)	(75,239)	(65,264)
Land sale with financing arrangement	—	(20,944)	(20,944)	—
Purchases of fixed assets	(21,853)	(7,348)	(29,201)	(12,277)
Decrease (increase) in accounts payable related to purchases of fixed assets	930	430	1,360	(1,439)
Free cash flow	$155,532	$136,409	$291,941	$256,613